UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Reference is made to that certain Loan and Security Agreement dated as of November 4, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 26, 2022 and by that certain Second Amendment to Loan and Security Agreement dated as of March 1, 2024 (as amended, the “Loan Agreement”) by and between Viracta Therapeutics, Inc. (the “Company”), Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), Oxford Finance LLC, a Delaware limited liability company (“Oxford”), as lender and collateral agent under the Loan Agreement, and the other lenders party thereto.

On December 20, 2024, the Company received a notice of events of default, acceleration of obligations and demand for repayment under the Loan Agreement from Oxford, in its capacity as collateral agent and lender, which asserted that events of default have occurred under Section 8.3 and Section 8.5 of the Loan Agreement. The notice therefore asserted that all obligations under the Loan Agreement are now immediately due and payable, the obligations under the Loan Agreement shall accrue interest at the default rate thereunder, and that Oxford reserved all rights, powers, privileges and remedies provided under the Loan Agreement and applicable law. The total obligations owed under the Loan Agreement as of the date hereof that have been accelerated and declared payable by Oxford are $15.7 million and any additional interest due upon final payment and any expenses that become payable by the Company under the Loan Agreement.

A description of the Loan Agreement is contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2024, as well as the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 9, 2024, August 14, 2024, and November 13, 2024, which descriptions are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024, Barry J. Simon, M.D. informed the Company of his resignation as a member of the Board of Directors (the “Board”) of the Company, and from all committees of the Board on which he served. Dr. Simon’s resignation is not the result of any disagreement with the Company related to its operations, policies, or practices.

Item 8.01. Other Matters.

On December 26, 2024, the Company issued a press release announcing its plans to close NAVAL-1, the ongoing Phase 2 clinical trial of Nana-val in relapsed/refractory EBV+ lymphomas, and to seek strategic alternatives, which is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the total obligations due and payable under the Loan Agreement, the closure of NAVAL-1, and the Company’s plans to seek strategic alternatives. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the expenses related to the Loan Agreement may be greater than expected, the process of closing NAVAL-1 may deviate from expectations, and the Company’s process to seek strategic alternatives may not proceed as expected. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024 and in its subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements which are current only as of the date hereof. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	December 26, 2024	By:	/s/ Michael Faerm
Michael Faerm Chief Financial Officer